As filed with the Securities and Exchange Commission on May 15, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act Of 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)
Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn B. Fuller
President, Chief Executive Officer and Chairman
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas O. Martin, Esq.
Mark A. Liberman, Esq.
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, MN 55402
(612) 340-2600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer    ☐                                       Accelerated filer    ☒                                Non-accelerated filer    ☐                                                      Smaller reporting company    ☐
         (do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, par value $1.00 per share(3)(4)	—	—	—	—
Senior Debt Securities(4)(5)	—	—(6)	—(6)	—
Subordinated Debt Securities(4)(5)	—	—(6)	—(6)	—
Rights	—	—	—	—
Total Securities	$50,000,000	100%	$50,000,000	$2,790

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(3)
Also relates to rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Share Purchase Rights”), which are attached to all common stock. Until the occurrence of certain prescribed events, the Preferred Share Purchase Rights are not exercisable, are evidenced by the certificates for the common stock and will be transferable along with and only with the common stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the common stock.

(4)
In addition to any common stock, senior debt securities and subordinated debt securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate amount of common stock and senior and subordinated debt securities as may be issued upon conversion or exchange of senior debt securities or subordinated debt securities, as the case may be, for which no separate consideration will be received by the Registrant.

(5)
In the case of senior debt securities or subordinated debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of senior debt securities or subordinated debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such senior or subordinated debt securities into U.S. dollars at the spot exchange rate in effect on the date such senior or subordinated debt securities are initially offered to the public.

(6)	Plus accrued interest, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 15, 2009

PROSPECTUS

$50,000,000

Common Stock

Senior Debt Securities

Subordinated Debt Securities

Rights

________________

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $50,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF”.

________________

Investing in our securities involves risks.  You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

________________

The date of this prospectus is ________, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
HEARTLAND FINANCIAL USA, INC
USE OF PROCEEDS
RATIO OF EARNING TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF RIGHTS
PLAN OF DISTRIBUTION
VALADILTY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

________________

All references in this prospectus to “Heartland,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.  In this prospectus, we refer to common stock, senior debt securities, subordinated debt securities and rights collectively as “securities.”

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Heartland and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. We undertake no obligation to update or revise any forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

HEARTLAND FINANCIAL USA, INC.

Heartland Financial USA, Inc. is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. We have ten banking subsidiaries:  Dubuque Bank and Trust Company, headquartered in Dubuque, Iowa; Galena State Bank & Trust Co., headquartered in Galena, Illinois; First Community Bank, headquartered in Keokuk, Iowa; Riverside Community Bank, headquartered in Rockford, Illinois; Wisconsin Community Bank, headquartered in Madison, Wisconsin; New Mexico Bank & Trust, headquartered in Albuquerque, New Mexico; Rocky Mountain Bank, headquartered in Billings, Montana; Arizona Bank & Trust, headquartered in Phoenix, Arizona; Summit Bank & Trust, headquartered in Broomfield, Colorado; and Minnesota Bank & Trust headquartered in Edina, Minnesota.  Together, our banking subsidiaries operate a total of 61 banking locations. All ten of our banking subsidiaries are members of the Federal Deposit Insurance Corporation (FDIC).  We also have seven active non-banking subsidiaries, including a consumer finance company with offices in Iowa, Illinois and Wisconsin and six special-purpose trust subsidiaries formed for the purpose of offering cumulative capital securities.  All of Heartland’s subsidiaries are wholly owned, except for Summit Bank & Trust, of which Heartland owned 82% of the Capital Stock on December 31, 2008, and Minnesota Bank & Trust, of which Heartland owned 80% of the capital stock on December 31, 2008.

Our banking subsidiaries provide full-service retail banking in the communities in which they are located. The principal service of our banking subsidiaries consists of making loans to and accepting deposits from businesses and individuals. These loans are made at the offices of each of our banking subsidiaries. Our banking subsidiaries also engage in activities that are closely related to banking, including investment brokerage.

We were originally incorporated in Iowa in 1935 and were reincorporated in Delaware on  June 30, 1993. Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589-2100.  Our website address is www.htlf.com.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions.  The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for the periods indicated are as follows:

	Three Months Ended March 31,	Fiscal Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges
Including Interest on Deposits	2.46	1.62	2.26	2.61	2.97	3.19
Excluding Interest on Deposits	1.44	1.17	1.34	1.44	1.55	1.65

For purposes of computing these ratios, earnings represent income before income tax expense and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and an appropriate portion of rentals (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

DESCRIPTION OF COMMON STOCK

This section summarizes the terms of the common stock that we may offer using this prospectus.  This summary does not purport to be complete and is qualified by reference to our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 20,000,000 shares of common stock, par value $1.00 per share, and up to 200,000 shares of preferred stock, par value $1.00 per share.  Of these shares of preferred stock, 16,000 shares have been designated as Series A Junior Participating Preferred Stock (the Series A preferred stock) and 81,698 shares have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the Series B preferred stock).  None of the Series A preferred stock, which was created to support our rights agreement, is issued or outstanding.  See “Preferred Share Purchase Rights” below for a description of the rights agreement.

As of May 15, 2009, there were 16,294,785 shares of our common stock and 81,698 shares of our Series B preferred stock outstanding.  All 81,698 shares of the Series B preferred stock were issued and sold to the United States Department of the Treasury in December 2008 under the Capital Purchase Program of the Troubled Asset Relief Program, or “TARP.”  The Series B preferred stock ranks prior to the Series A preferred stock and our common stock as to the payment of dividends and the distribution of assets in liquidation.

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. We act as the transfer agent and registrar for our common stock.

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock, including the Series B preferred stock, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available for dividends. Nevertheless, we are prohibited from paying dividends on our common stock at a rate per quarter in excess of the rate we paid prior to the time we sold the Series B preferred stock to the Department of the Treasury ($0.10 per share per quarter) until the earlier of (i) December 19, 2011 or (ii) the date the Department of the Treasury no longer holds any Series B preferred stock. Further, the agreements pursuant to which we borrow money and the regulations to which we are subject as a bank holding company may limit our ability to pay dividends or other distributions with respect to the common stock or to repurchase common stock.

Voting Rights

Subject to the rights of the holders of our preferred stock, including the Series B preferred stock described above, only the holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, after the payment of all liabilities and of the liquidation preferences with respect to our preferred stock, including the Series B preferred stock, the holders of our common stock are entitled to share in our assets remaining.

Preferred Share Purchase Rights

On June 7, 2002, we entered into a Rights Agreement with Dubuque Bank and Trust Company.  Under the Rights Agreement, all stockholders receive, along with each share of common stock owned, a preferred stock purchase right entitling them to purchase from Heartland one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $85.00 per one one-thousandth of a share, subject to certain adjustments, once these preferred share purchase rights become exercisable.

 The preferred share purchase rights are not exercisable or transferable apart from our common stock until the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership of 15% or more of our outstanding common stock, even if no shares are purchased pursuant to such offer.  The definition of “Acquiring Person” under the Rights Agreement is subject to certain exceptions, including acquisitions by Heartland Partnership, L.P. and acquisitions that our board of directors determines are inadvertent and without any intention of changing or influencing control of us. Subject to this exception and other conditions, if any person or group of affiliated or associated persons becomes an Acquiring Person, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock having a market value of two times the exercise price of the right.  If after the time that a person or group becomes an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock of our company or the acquiring company (or the acquiring company’s parent) having a market value of two times the exercise price of that preferred share purchase right.

Each one one-thousandth of a share of our Series A Preferred Stock, if issued, (i) will not be redeemable, (ii) will entitle holders to a minimum preferential quarterly dividend payment (if declared) of the greater of $0.10 per one one-thousandth of a share or an amount equal to 1,000 times the dividend declared per share of common stock, (iii) will have the same voting power as one share of our common stock and (iv) will entitle holders, upon liquidation, to receive the greater of $0.01 per one one-thousandth of a share (plus any accrued but unpaid dividends) or an amount equal to 1,000 times the payment made on one share of our common stock.  In the event of any merger, consolidation or other transaction in which our common stock is converted or exchanged, each one one-thousandth of a share of Series A Preferred Stock will be entitled to receive the same amount received per one share of our common stock.

 We may redeem the preferred share purchase rights for $0.01 per preferred share purchase right at any time before a person has become an Acquiring Person. If we redeem any of the preferred share purchase rights, we must redeem all of the preferred share purchase rights. For as long as the preferred share purchase rights are redeemable, we may amend the preferred share purchase rights to extend the time period in which the preferred share purchase rights may be redeemed, but not to change the redemption price or date of expiration of the preferred share purchase rights. The Rights Agreement also grants our board of directors the option, at any time after any person or group becomes an Acquiring Person but prior to an acquisition at the 50% level, to exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person) for shares of our common stock or Series A Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of our common stock, or fractional share of Series A Preferred Stock (or other preferred stock equivalent in value to one share of our common stock), per preferred share purchase right. The preferred share purchase rights will expire on June 7, 2012, unless earlier redeemed.

 The preferred share purchase rights make a hostile contest for control without communication with our board of directors impractical. The preferred share purchase rights would cause substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.

 The above description of the preferred share purchase rights is only a summary and does not purport to be complete.  You must look at the Rights Agreement for a full understanding of the terms of the preferred share purchase rights.  The Rights Agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies.

Certain Provisions of our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	we do not provide for cumulative voting for our directors;

•	we have a classified board of directors with each class serving a staggered three-year term;

•	a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;

•	a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal our bylaws and certain sections of our certificate of incorporation;

•
a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of us or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; or effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan);

•
our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class;

•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and

•
we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with a holder of 15% or more of its voting stock (an interested stockholder) for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved in advance the transaction in which the stockholder became an interested stockholder;

•	the stockholder owns at least 85% of the voting stock, excluding shares owned by directors, officers and employee stock plans after the transaction in which it became an interested stockholder; and

•
the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

This prohibition on business combination transactions with an interested stockholder may be removed, however, if our continuing board of directors proposes business combinations with another party, or our stockholders, by majority vote, determine to opt out of Section 203 of the Delaware General Corporation Law and one year has elapsed since the vote.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indentures. This section is only a summary and does not purport to be complete.  You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies.

We are a holding company and conduct substantially all of our operations through subsidiaries.  As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue senior or subordinated debt securities from time to time in one or more series under one of two separate indentures, which may be supplemented or amended from time to time.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  The senior debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.”  This prospectus outlines briefly the provisions of the indentures.  The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.  In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement.  The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities with the principal amount, interest or other amounts payable to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount from their stated principal amount. The prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we will provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture pursuant to which such debt securities are issued.

Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus.  The following description is only a summary and does not purport to be complete.  You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of rights.  The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies.

Rights may be issued independently or together with any other security and may or may not be transferable.  As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period.  If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.

The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the Securities Act), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.

Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The consolidated financial statements of Heartland Financial USA, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and their copy charges. You may also obtain copies of our SEC filings at the office of The NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, NY 10006. For further information on obtaining copies of Heartland’s public filings at The NASDAQ Stock Market, you should call 1-212-401-8700.

The SEC allows us to incorporate by reference into this prospectus the information we file with them. This allows us to disclose important information to you by referencing those filed documents.  We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•
the description of our common stock and preferred share purchase rights included in our registration statements on Form 8-A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or any prospectus supplement at no cost by writing or telephoning us at:

Investor Relations
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, are:

Securities and Exchange Commission registration fee	$2,790
Legal fees and expenses	20,000	*
Printing expenses	-
Accountants’ fees and expenses	5,000	*
Fees and expenses of Trustee and counsel	5,000	*
Miscellaneous expenses	-
Total	$32,790

*	All of the above amounts are estimates except for the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware.  Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal.  A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

As permitted by Delaware law, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain limitations. In addition, our certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and we may advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

           Item 16. Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 7, 2008).
3.2	Bylaws of Heartland Financial USA, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004).
4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference from Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 (File No. 33-76228) filed on May 4, 1994).

4.2
Rights Agreement, dated as of June 7, 2002, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference from Exhibit 99 to the Registrant’s Current Report on Form 8-K filed on June 11, 2002).

4.3**	Form of Indenture between Heartland Financial USA, Inc. and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of senior debt securities.
4.4**	Form of Indenture between Heartland Financial USA, Inc. and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of subordinated debt securities.
4.5*	Form of senior debt security.
4.6*	Form of subordinated debt security.
4.7*	Form of subscription certificate.
4.8*	Form of subscription agent agreement.
5.1**	Opinion of Dorsey & Whitney LLP.
12.1**	Computation of Consolidated Ratio of Earnings to Fixed Charges.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association under the senior indenture.
25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association under the subordinated indenture.
______________

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 15th day of May, 2009.

HEARTLAND FINANCIAL USA, INC.
By: /s/ Lynn B. Fuller
Lynn B. Fuller President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of May, 2009.

Signature	Title
/s/ Lynn B. Fuller Lynn B. Fuller	President, Chief Executive Officer, Chairman and Director
/s/ John K. Schmidt John K. Schmidt	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director (principal financial and accounting officer)
* James F. Conlan	Director
* John W. Cox, Jr.	Director
* Mark C. Falb	Director
* Thomas L. Flynn	Director
* James R. Hill	Director

*	*By: /s/ John K. Schmidt
John K. Schmidt Attorney-in-fact